                                                                    EXHIBIT 10.4

                       ASSIGNMENT AND ASSUMPTION AGREEMENT
                       -----------------------------------

     This AGREEMENT is made and entered into as of April 12, 2002 (the "Agreement"), by and between Bionix, L.L.C., a Delaware limited liability company ("Assignor") and Orthometrix, Inc., a Delaware corporation ("Assignee").

                               W I T N E S S E T H

     WHEREAS, Assignor and Genemed GmbH, a Swiss corporation ("Genemed") have entered into a certain Distribution Agreement, dated February 16, 2001, as amended as of April 1, 2001 (as so amended, the "Genemed Agreement"); and

     WHEREAS, Assignor has agreed to assign to Assignee all right, title, and interest of Assignor in, to and under the Genemed Agreement.

     NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Assignor hereby assigns and transfers, as of the day and year first above written (the "Closing Date"), all of Assignor's right, title and interest, arising from and. after the Closing Date, under and pursuant to the Genemed Agreement.

     2. Assignee hereby assumes, from and after the Closing Date, and agrees to pay, discharge and perform, as and when the same shall become due, all of the obligations of Assignor, arising from and after the Closing Date, pursuant to the Genemed Agreement.

     3. Assignee shall have whatever rights Assignor has relating the Genemed Agreement, including the rights to contest in good faith the legality, validity or enforceability of the Genemed Agreement.

     4. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

     5. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

     6. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal beneficiaries and permitted assigns. This Agreement may not be assigned by any party except with the prior written consent of the other party hereto, which shall not be unreasonably withheld.

     (a) Genemed shall retain all distribution rights for the Devices in areas outside the Territory. Genemed represent and warrants that it has duly been granted clearance to market the device in the United States by the FDA, and that no other person or entity has any distribution or similar rights in the Territory with respect to Devices.

     (b) Nothing herein shall be deemed to prohibit Genemed from participating anywhere within the Territory in any manner in any clinical study or research involving any devices or related thereto or in the manufacture or assembly of Devices.

     Section 2. PRICES AND PAYMENTS

     (a) Distributor will establish the net selling price of each Device in the Territory, initially at $* (net of commissions, discounts, etc...). The price to be paid by Distributor to Genemed for each Device sold to Distributor in the Territory shall be *% of the net selling price received by Distributor, i.e. initially $*. Prices shall be reviewed from time to time and at least annually prior to each anniversary date. While the price of Devices shall not be arbitrarily increased or decreased without justification, the parties recognize that price variations may be required from time to time to reflect changes in the cost of labor, materials and component parts, exchange rate fluctuations, the volume of sales, market conditions, and other relevant commercially justified circumstances. In particular, Distributor's net selling price in the Territory may eventually decrease between two price revisions due to increased competition. In such a case and until the next price revision, Genemed will accordingly agree to change the price paid by Distributor so that Distributor absorbs *% of such decrease and Genemed *%.

     (b) Genemed will provide Distributor regular access to several reference sites in the Territory, the number and location of such sites to be agreed upon between the parties. Genemed will also provide Distributor with at least one demonstration or mock-up system at no cost to be used at medical exhibits.

     (c) Prices for the Devices are FOB Danbury, CT. Shipment of each system shall be arranged by Genemed (with shippers reasonably acceptable to Distributor), and such shipment shall be made to Distributor or to Distributor's customer, as directed by Distributor. Genemed will arrange for shipper to bill Distributor for shipping costs. Genemed will deliver good and marketable title to each Device, free of all liens and encumbrances.

     (d) Genemed and Distributor have set as a target the sale of forty (40) systems by Distributor during the first twelve-month period following the signature of this Agreement. Prior to each anniversary date, Genemed and Distributor will set a target for sales of Devices for the succeeding twelve-month period. Such figures will be non-binding targets only, and if Distributor

-------------------------

* Confidential treatment requested
does not sell the targeted amount, Distributor shall not be penalized in any manner and Genemed shall not be entitled to terminate this agreement or make any claim against Distributor for any loss, damages, liability, costs or expenses suffered or incurred by Genemed arising therefrom of or in connection therewith except where such failure arises from the breach by the Distributor of its obligations hereunder.

     (e) Prices for any Device other than the Genestone systems shall be negotiated in good faith by Distributor and Genemed.

     (f) Payment terms for each Device purchased by the Distributor shall be as follows: 1/3 (one third) of the purchase price shall be paid net thirty (30) days from installation of the Device, and the balance of the purchase price shall be paid net sixty (60) days from delivery of the Device. All payments pursuant to this Agreement shall be in U.S. dollars.

     Section 3. TERM

     Subject to the provisions of Section 4 hereof, the appointment of the Distributor under this Agreement shall be for an initial term commencing on the date hereof and ending on February 28, 2004 (the "Initial Term"), and thereafter shall be renewed for successive one-year terms (each such additional term, a "Renewal Term"); provided, however, that any time during the period beginning 180 days prior to, and ending 90 days prior to, the end of the Initial Term or any Renewal Term, Genemed, by written notice to Distributor, or Distributor, by written notice to Genemed, may elect to end such appointment effective at the end of such initial Term or Renewal Term. The Initial Term and any Renewal Terms shall constitute the "Term" of this Agreement.

     Section 4. TERMINATION

     (a) Upon the occurrence of (i) an Act of Bankruptcy (as defined below) with respect to Distributor, or (ii) a Material Breach (as defined below) by Distributor, which Material Breach continues for a period of 90 days following written notice thereof from Genemed to Distributor, Genemed may elect to end the Term of the Distributor's appointment under this Agreement with respect to all Devices.

     (b) Upon the occurrence of (i) an Act of Bankruptcy with respect to Genemed, (ii) a Material Breach by Genemed, which Material Breach continues for a period of 90 days following' written notice thereof from Distributor to Genemed or (iii) the Genestone system is not functioning properly and/or in accordance with all claims made by Genemed, Distributor may elect to end the Term of its appointment hereunder with respect to all Devices.

     (c) Notwithstanding any other provision of this Agreement, (i) it shall constitute a Material Breach by Distributor if Distributor does not use its good faith best endeavors to promote the sale of the Devices throughout the Territory, particularly in accordance with section 9 (d), and (ii) Distributor shall have the right to terminate its appointment hereunder of a Device is not competitive in the market place.

     (d) As used in this Agreement:

          The term "Act of Bankruptcy" shall mean, with respect to any party

          (i) The filing of an application by such party for, or a consent to the appointment of a trustee or receiver of all or substantially all of such party' assets:

          (ii) The filing by such part of a voluntary petition in any Bankruptcy Proceeding or the filing of a pleading in any court of record admitting in writing such party's inability to pay such party's debts as they come due;

          (iii) The making by such part of a general assignment for the benefit of creditors.

          (iv) The filing by such party of an answer admitting the material allegations of, or such party's consenting to, or defaulting in answering, any Bankruptcy Proceeding filed against such party; or

          (v) The entry of an order, judgment or decree by any court of competent jurisdiction adjudicating such party a bankrupt or appointing a trustee or receiver of all or substantially all of such party's assets.

     The term "Bankruptcy Proceeding" shall mean any bankruptcy or similar proceeding under the laws of any jurisdiction including the United States, any state or any foreign country. The term "Material Breach" shall mean, with respect to either party, the failure of such party to perform its material obligations under this Agreement.

     (e) Upon the termination for any reason of the appointment of the Distributor, the Distributor will complete all orders from customers for Devices which it has accepted up to the date of termination and Genemed will complete all orders for Devices which it has accepted from Distributor. Distributor shall send Genemed a detailed list of the accounts marketed during the Term of this Agreement (the "Protected Accounts"). Notwithstanding the termination of this Agreement, Distributor will continue during a twelve month period following the termination date, to be exclusively authorized to sell the Devices to the Protected Accounts at the prices in effect at the time of termination or at prices granted by Genemed to third parties, whichever is more favorable to Distributor. Notwithstanding the termination of this Agreement, Distributor will continue to be exclusively authorized to sell consumables to its customers, including the Protected Accounts, at the prices in effect at the time of termination or at prices granted by Genemed to third parties, whichever is more favorable to Distributor;

     (f) Genemed covenants and agrees that following any termination pursuant to
Section 3 hereof or this Section 4 (except for a termination pursuant to any of Section 4(a)(i) or 4(c) (ii), hereof), Genemed shall not at any time thereafter directly or indirectly use, employ, or enter into any arrangement with any distributor or sub-distributor then used by Distributor to sell any Devices.

     Section 5. WARRANTY

     (a) Genemed warrants that each Device shall be free from defects in design, material and workmanship. Genemed warranty period shall be twelve months from date of installation of the Device at the end-user's facility; provided, however, in no event shall Genemed warranty extend beyond 18 months from the date of shipment to Distributor; provided, further that with respect to any computer and/or printer provided by Genemed with any Device, the warranty period shall be the warranty period provided by the manufacturer of such computer and/or printer; and provided further, that if Genemed grants to any purchaser or user of a Device any warranty which extends beyond the warrant contained in this
Section 5, Distributor shall also receive the benefits of such extended warranty.

     (b) Except as specifically provided herein, there are no other warranties, expressed or implied, including, but not limited to, any implied warranties or merchantability or fitness for a particular purpose with respect to Devices. Defective or damaged goods shall be repaired or replaced at the expense of Genemed, provided the same are transported to Genemed's applicable U.S. facility at no cost to Genemed. Genemed shall bear the transportation costs of shipping any repaired or replacement goods back to Distributor or its customers.

     (c) Genemed will provide to Distributor at no cost to Distributor (i) the number of Devices as shall be agreed from time to time to be available for temporary use by customers in the U.S.A. when Devices are required to be returned to Genemed for warranty repairs and (ii) such spare parts as shall be agreed from time to time for use by Distributor in providing warranty repairs. Genemed will continue to be the owner of such units and parts (in the case of such parts, until they are used by Distributor pursuant to this Section 5 (c)).

     (d) The provision of this Section 5 shall in no way limit the indemnification obligations of Genemed under Section 12 hereof.

     Section 6. SERVICE

     (a) Subject to the provision of this Section 6, Distributor shall provide all installation and maintenance service with respect to all Devices sold by Distributor pursuant to this Agreement, in respect of which Distributor will establish its own charges for parts, labor and consumables. With respect to Device spare parts used-by Distributor for non-warranty service, the price to be paid to Genemed by Distributor for such spare parts for resale to its customers is listed on Exhibit B. Terms for amounts payable by Distributor to Genemed, and by Genemed to Distributor, pursuant to this section 6(a) shall be net 60 days. Distributor may appoint one or more agents to provide service for Devices, subject in each case to the prior written approval of Genemed, which approval shall not be unreasonably withheld.

     (b) Genemed will, from time to time during the Term of this Agreement upon at least one month's notice by Distributor (or any shorter period agreed to by the parties), provide training to personnel designated by Distributor on the servicing and maintenance of any device. Such training shall take place in the United States, either at a facility of Distributor or at Genemed's facility or such other venue as shall be agreed between the parties. Such training, including training materials related to the training courses, shall be provided by Genemed free of charge; provided however, that Distributor and Genemed shall each be responsible for the travel, accommodations and other out-of-pocket expenses incurred by their respective personnel in connection with such training.

     Section 7. GOVERNMENT APPROVALS

     Genemed shall be responsible, at its own cost and expense, for obtaining all approvals of governmental authorities required by law for the manufacture and sale of each Device. Distributor covenants and agrees to co-operate with Genemed in the approvals contemplated-by this Section 7.

     Section 8. INSURANCE

     Genemed shall maintain at least SFR 5,000,000 of product liability insurance in the United States and Canada pursuant to policies which shall cover Distributor as an additional named insured (with no liability for premium payments). Such insurance shall remain in force during the Term and for a minimum of five years following its termination. Genemed will consult with Distributor at least annually to consider increasing or decreasing the amount of such product liability insurance coverage. If Genemed and Distributor deem it advisable to increase the amount of such coverage, Genemed will obtain such additional insurance to the extent available on commercially reasonable terms. Genemed and Distributor may also agree to decrease the amount of such coverage; provided, however, that in no event shall coverage be reduced below SFR 5,000,000. Genemed agrees that upon request from Distributor, Genemed will promptly submit certificates of insurance to Distributor evidencing the coverage required by this Agreement. Such insurance shall be with companies reasonably acceptable to Distributor, and Genemed will use its best efforts to have such insurance policies provide that they may not be canceled or materially changed except on at least 30 days' prior written notice to Distributor.

     Section 9. DUTIES OF DISTRIBUTOR

     (a) Distributor will use its good faith best efforts to promote the sale of each Device and, in connection therewith, will conduct what it believes to be appropriate advertising of such Device. Distributor will bear the cost of such advertising, and will prepare, at its expense, sales brochures and other relevant literature from information and materials, which shall be made available by Genemed. Distributor will exhibit each Device at exhibitions and trade shows as the Distributor, in; its sole discretion, may deem appropriate. Distributor will use Genemed's trademarks and trade names in promoting and selling the Devices

     (b) Except for sales of Devices pursuant to this Agreement, Distributor agrees that during the Term of Distributor's appointment hereunder, it will not distribute or sell any other system that is directly in competition with the Genestone systems.

     (c) Distributor will deliver to Genemed, within 45 days of the end of each calendar quarter, a report setting forth:

     (i)       total sales of each Device in the preceding quarter.

     (ii)      estimated sales for each Device in the next quarter;

     (iii) a summary of Distributor's views as to current market conditions for each Device and for its competition; and

     (iv)      such other information as Genemed may reasonably request.

     (d) Distributor will market the Device at a minimum aggregate number of twelve (12) exhibits, trade shows and/or medical product conferences per twelve-month period.

     (e) Distributor will follow technical instructions provided by Genemed with respect to the installation, use and care of each Device and will promptly advise Genemed if Distributor becomes aware of any matters adversely affecting the use of a Device.

     (f) Distributor will, in all correspondence and dealings relating to the sale of any Device clearly indicate that it is acting as principal, and at no time will Distributor have any power or authority to assume any obligation of any kind implied or express on behalf of Genemed.

     (g) Distributor will endeavor to keep Genemed informed as to matters which it believes are likely to be of interest to Genemed with respect to market conditions in the Territory for a Device, including information, recommendations or opinions expressed by customers of the Distributor relating to the Device's performance. Distributor will also promptly advise Genemed of; any improper or wrongful use of Genemed's trademarks or other intellectual property rights that may come to the attention of Distributor and will assist Genemed, at Genemed's request and expense, in taking steps to defend the rights of Genemed.

     (h) Upon the termination of its appointment hereunder the Distributor shall return to Genemed all documents received from Genemed and relating to the Devices, and all copies thereof except for those documents the Distributor is required to retain by law or normal accounting practices. The Distributor shall require that each of its sub-distributors throughout the Territory agree to do likewise upon their appointment ceasing. The Distributor shall maintain in strict confidence through the Term and for a period of two years thereafter all information concerning Genemed and the Devices which is not public knowledge and shall require that is sub- distributors agree to do likewise at the time of their appointment.

     Section 10. DUTIES OF GENEMED.

     (a) Genemed will supply Distributor with a sufficient quantity of each Device to enable Distributor to fill all orders for such Device from its customers on a timely basis.

     (b) Genemed covenants and agrees that each Device sold to Distributor will meet all standards and specifications applicable to such Device and will be in compliance with all applicable requirements of law and all governmental and regulatory authorities, including without limitation, U.S. FDA and Canadian CSA Quality System Regulation requirements.

     (c) Genemed will supply Distributor with (i) all technical information applicable to each Device and (ii) such other information as Distributor may reasonably request for use in preparing' product brochures and other promotional materials.

     (d) Exhibit C hereto lists all patent, trademark and related rights held by Genemed with respect to the Devices (the "Patent and Related Rights"). Genemed represents and warrants to Distributor that except as disclosed on Exhibit C, Genemed owns all the right, title and interest in and to the Patent and Related Rights; that Genemed is unaware of any infringing uses of the Patent and Related Rights; that the Patent and Related Rights are not the subject of any challenge; and that the Patent and Related rights do not interfere with, violate or infringe upon any rights of any third party.

     Section 11. LABELLING

     Distributor will not remove Genemed's original manufacturer's label from any Device. Genemed will also place on each Device, in a manner not to detract from the manufacturer's label, a label identifying Distributor, using a label design provided to Genemed by Distributor.

     Section 12. INDEMNIFICATION

     Subject always to the proviso of this section,

     (a) Genemed hereby agrees to indemnify and hold harmless Distributor, its subsidiaries and affiliates and its and their agents, officers, directors, employees, representatives, successors and permitted assignees from and against any and all claims, suit, actions or proceeding for loss, injury, damage or liability, including reasonable attorney's fees, which in any way result from, arising out or related to the development and manufacture of any Device (including any design or other defect).

     (b) Genemed represents and warrants that the Devices do not and will not infringe upon the patent, trademark, copyright or other intellectual property rights of any third party. Genemed agrees to indemnify and hold Distributor and its customers harmless from and against all damages, liability, costs and expenses, including reasonable attorney's fees arising from any claim of a third party of infringement of patent, trademark, copyright or other intellectual property rights in the manufacture use or sale of the Devices. Genemed covenants and agrees to use its best efforts to undertake the defense of any such claim of infringement by counsel of its choice and at its expense. Distributor shall assist Genemed to the extent reasonably required for such defense. In case the manufacturing, marketing, sale or use of any Device or component thereof is held by a court to constitute or involve the infringement of a patent, trademark or copyright, Genemed shall at its own cost either procure for Distributor or its customers the right to continue using such Device, or modify the Device so that it becomes non-infringing, or accept the return of such Devices and refund the purchase price plus transportation costs and duties paid thereon. Genemed covenants and agrees to use its best efforts to protect all intellectual property rights relating to the Devices where it is commercially prudent so to do, PROVIDED ALWAYS however that the indemnity provided by this Section shall not extend to any claim, suit, action or proceeding for loss, injury, damage or other liability directly or indirectly caused by the negligence or gross carelessness of the Distributor, its sub-distributors and their respective employees and agents or any one or more of them.

     Section 13. FORCE MAJEURE

     Neither party shall under any circumstances be liable for failure to perform any obligation hereunder if such failure results from causes beyond such party's control such as fires, insurrection, riots, embargoes, wrecks and regulations of any civil or military authority.

     Section 14. ASSIGNMENT

     Neither party hereto may assign, delegate or otherwise transfer this Agreement, or any of its rights and obligations hereunder, or any portion thereof, without the prior written consent of the other party, which consent shall not be unreasonably withheld; provided, however, that either party may assign this Agreement without the consent of the other in connection with a merger, consolidation or other change in control of such party or a sale of all or substantially all of such party's assets (provided that as a result of such transaction the resulting entity does not have distribution rights with respect to a system that directly competes with the Device). Subject to the foregoing, this Agreement shall inure to the benefit of the parties and their respective permitted successors and assigns.

     Section 15. ARBITRATION

     (a) Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, including, without limitation, any claim that this Agreement, or any part hereof, is invalid, illegal or otherwise voidable or void, shall be submitted to arbitration in New York, New York in accordance with the rules of the American Arbitration Association. Any award or determination of the arbitration tribunal shall be final, non-appealable, and conclusive upon the parties, and; judgment thereon may be entered by and court of competent jurisdiction.

     (b) Nothing in Section 15 (a) shall prevent either party from seeking injunctive relief before the appropriate courts where circumstances permit such relief.

     Section 16. REMEDIES

     No remedy conferred herein is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and may be exercised singly or concurrently, and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     Section 17. CONFIDENTIALITY

     All confidential or proprietary information provided by one party to the other pursuant to this Agreement shall be held in confidence by the other party, shall be used solely for the purposes contemplated by this Agreement and shall not be disclosed to any third party by such party without prior written consent of the other party, except as contemplated by this Agreement.

     Section 18. NOTICES

     All notices given by the parties hereunder shall be in writing and shall be personally delivered or mailed by registered or certified mail, return receipt requested, by overnight courier or by facsimile transmission to the intended recipient thereof at the address or facsimile number set forth below. Any such notice shall be deemed to have been duly given when delivered personally or by overnight courier and/or given by confirmed facsimile or five days after mailing. The addresses and facsimile numbers of the parties for purposes of this Agreement are as follows:

        If to Genemed:

        Genemed GmbH
        Alpenrosenstrasse 1
        Kreuzlingen
        Attention: Kobi Lifschitz
        Fax No.: 49-211 4364 101

        If to Distributor:

        Bionix, L.L.C.
        106 Corporate Park Drive, Suite 106
        White Plains, New York 10604.
        Attention: Reynald G. Bonmati
        Fax No.: 1-914-636-3549

Or such other address as either party shall designate in writing to the other

     Section 19. ENTIRE AGREEMENT

     This Agreement is the entire agreement among the parties hereto relating to the subject matter hereof, and it cancels and supersedes all earlier agreements, written or oral relating to the subject matter hereof. No waiver, modification or change of any of the terms of this Agreement shall be valid unless in writing and signed by duly authorized representatives of the parties.

     Section 20. SEVERABILITY

     If any term or provision of this Agreement shall at any time be held to be void, invalid or unenforceable. Such term or provision shall be construed as severable from this agreement, and the remainder of this Agreement shall be carried out as if such void, invalid or unenforceable terms or provisions were not contained herein.

     Section 21. AUTHORITY

     Each party represents and warrants to the others that the execution and delivery of this Agreement and the performance of the provisions hereof by such party have been duly authorized by all necessary corporate action and that this Agreement has been duly and validly executed and delivered by such party and constitutes a valid and legal bind agreement enforceable against such party in accordance with its terms.

     Section 22. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law principles of such laws.

     Section 23. RELATIONSHIP OF PARTIES

     The relationship between Genemed and the Distributor is that of independent contractors. No party hereto is an agent, partner or employee of the other and no party has any right or any other authority to enter into any contract or undertaking in the name of or for the account of the other or to assume or create any obligation of any kind, express or implied, on behalf of the other, nor will the act or omissions of either create any liability for the other. This Agreement shall in no, way constitute or give rise to a partnership between the parties.

     Section 24. HEADINGS

     The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

     Section 25. COUNTERPARTS

     This Agreement may be executed in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one and the same instrument, and any party may execute this Agreement by signing any such counterpart.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                                             GENEMED GMBH




                                             By:    /s/ Kobi Lifschitz
                                                    ----------------------------
                                             Name:  Kobi Lifschitz
                                             Title: President


                                             BIONIX L.L.C.



                                             By:    /s/ Reynald Bonmati
                                                    ----------------------------
                                             Name:  Reynald Bonmati
                                             Title: President

                                                                       EXHIBIT A
                                                                       ---------

                                    TERRITORY



o       The United States of America and its territories and possessions;

o       Canada.

                                                                       EXHIBIT B
                                                                       ---------

                           SPARE PARTS and CONSUMABLES
                           ---------------------------


 Name               Distributor's Price                                MRSP
-------             -------------------                                ----

                    Confidential treatment requested

                                                                       EXHIBIT C
                                                                       ---------


                              PATENTS & TRADE MARKS
                              ---------------------


         1.      US Patent No:

         2.      European Patent No:

                 Countries covered:

                       AMENDMENT TO DISTRIBUTION AGREEMENT



     AMENDMENT TO DISTRIBUTION AGREEMENT, dated as of April 1, 2001 by and among GENEMED GMBH, a Swiss corporation ("Genemed"); and BIONIX, L.L.C., a Delaware limited liability company ("Distributor").

     WHEREAS, the parties hereto are parties to that certain Distribution Agreement dated as of February 16, 2000 (the "Agreement"), pursuant to which Bionix is the exclusive distributor in the Territory of the Devices developed and manufactured by Genemed.

     WHEREAS, the parties desire to amend the Agreement is provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

         i. Capitalized Terms. All capitalized terms used in this Amendment are not otherwise defined herein shall have the meaning to such terms in the Agreement.

         ii. Prices and Payments. The second sentence of Section 2 (a) shall be replaced in its entirety as follows:

"THE PRICE TO BE PAID BY DISTRIBUTOR TO GENEMED FOR EACH DEVICE SOLD TO DISTRIBUTOR IN THE TERRITORY SHALL BE $*."

         iii. Ratification. Except as specifically amended hereby, the Agreement is in all respects ratified and confirmed.

         iv. Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts shall for all purposes constitute on agreement, binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart

         v. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.


--------------------------

* Confidential treatment requested

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the years and date first above written



                                        GENEMED GMBH



                                        By:      /s/ Kobi Lifschitz
                                                 ------------------------------
                                        Name:    Kobi Lifshitz
                                        Title:   President



                                        BIONIX, L.L.C.



                                        By:      /s/ Reynald Bonmati
                                                 ------------------------------
                                        Name:    Reynald Bonmati
                                        Title:   President

                       AMENDMENT TO DISTRIBUTION AGREEMENT


     AMENDMENT TO DISTRIBUTION AGREEMENT, DATED AS OF August 20, 2002 by and between GENEMED GMBH, a Swiss corporation ("Genemed") and ORTHOMETRIX, INC. (Formerly known as NORLAND MEDICAL SYSTEMS, INC.), a Delaware corporation having its principal place of business at 106 Corporate Park Drive, Suite 106, White Plains, New York 10604, U.S.A. ("Distributor").

     WHEREAS, Genemed and BIONIX, L.L.C., a Delaware limited liability company ("Bionix") are parties to that certain Distribution Agreement dated as of February 16, 2000, as amended as of April 1, 2001 (the "Agreement"), pursuant to which Bionix is the exclusive distributor in the Territory of the Devices developed and manufactured by Genemed;

     WHEREAS, Bionix assigned the Agreement to Distributor in connection with the sale of substantially all of its assets dated as of April 12, 2002 pursuant to Section 14 of such Agreement;

     WHEREAS, the parties desire to amend the Agreement as provided herein;

     NOW, THEREFORE, the parties hereto agree as follows:

         i. Capitalized Terms. All capitalized terms used in this Amendment and not otherwise defined herein shall have the meaning ascribed to such terms in the Agreement.

         ii. Appointment as Distributor. The first sentence of Section 1 (a) (i) shall be replaced in its entirety as follows.

     "Genemed hereby designates appoints and licenses Distributor as the exclusive distributor to all United States of America military bases worldwide (collectively referred to as the "Territory") during the Term (as defined below) of the Devices, and all improvements thereof (also collectively referred to as the "Devices")."

         iii. Exhibit A. Exhibit A of the Agreement shall be deleted in its entirety.

         iv. Ratification. Except as specifically amended hereby, the Agreement is in all respects ratified and confirmed.

         v. Counterparts. This Amendment may be executed in any number of counterparts, and all of such counterparts shall for all purposes constitute on agreement, binding on the parties hereto, notwithstanding that all parties are not signatories to the same counterpart.

         vi. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law principles of such laws.

     IN WITNESS WHEREOF, the parties have caused this Amendment to Distribution Agreement to be executed as of the day and year first above written.



                                        GENEMED GMBH


                                        By:    /s/ Kobi Lifschitz
                                               ---------------------------------
                                        Name:  Kobi Lifschitz
                                        Title: President



                                        ORTHOMETRIX, INC.

                                        By:    /s/ Reynald Bonmati
                                               ---------------------------------
                                        Name:  Reynald Bonmati
                                        Title: President